                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249 and
33-43823 of Whirlpool Corporation and Registration Statement nos. 33-26680 and 33-53196 of Whirlpool Corporation and Whirlpool Savings Plan of our reports with respect to the financial statements of Empresa Brasileira de Compressores
S.A. - EMBRACO and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Brasmotor S.A. and its subsidiaries dated January 19, 1996 included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



/s/ Price Waterhouse

Price Waterhouse




Sao Paulo, Brazil
March 11, 1996